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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 23, 2006

Viropro, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-06718	13-3124057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8515, Place Devonshire, Suite 207 Montreal, Quebec, Canada	H4P 2K1
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 731-8776

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

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ITEM 5.02 - ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective May 23, Dr.Claude Griscelli has been appointed to the Board of Directors of Viropro, Inc.  Mr.Claude Griscelli is not a member of any oversight committees of the Board nor has he been a party to any related party transactions with the registrant.

Dr. Claude Griscelli was Professor of pediatrics and medical genetics at CHU Necker in Paris, France, until 1972.  He then successively became Advisor to the Minister for Higher Education and Research in 1993-1994, then Advisor to the Minister of Health in 2004 and 2005.  As General Manager of INSERM (France National Institute of Health and Medical Research) from 1996 to 2001, he led medical research in France and participated in the coordination of the European scientific program.  He was member of the Scientific Board of the ANRS (French National AIDS Research Body), the Curie and Pasteur Institutes of France between 1996 and 2001.  He is currently Vice President Scientific and Medical Affairs at Wyeth, France since 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

VIROPRO, INC.

/s/ Jean-Marie Dupuy

_______________________________

Jean-Marie Dupuy

CEO, President, Director

Date:  June 2, 2006